Exhibit (a)(1)(D)

Offer To Purchase For Cash
All Outstanding Shares of Series B Convertible Perpetual Preferred Stock
of

Alere Inc.

at

$402.00 Net Per Share of Series B Convertible Perpetual Preferred Stock
Pursuant to the Offer to Purchase, dated as of July 17, 2017 by

Abbott Laboratories

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 11, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED OR EARLIER TERMINATED, THE "EXPIRATION DATE").

July 17, 2017

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated as of July 17, 2017 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal," which, together with the Offer to Purchase, collectively constitute the "Offer") in connection with the offer by Abbott Laboratories, an Illinois corporation ("Abbott" or the "Purchaser"), to purchase all of the outstanding shares of Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (the "Preferred Stock") of Alere Inc., a Delaware corporation ("Alere"), at a purchase price of $402.00 per share of Preferred Stock (the "Offer Price"), plus accrued but unpaid dividends to, but not including, the Tender Settlement Date (as defined in the Offer to Purchase), net to the seller in cash, without interest thereon and subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions of the Offer.

        We or our nominees are the holder of record of Preferred Stock held by us for your account. A tender of such Preferred Stock can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Preferred Stock held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

        Please note carefully the following:

  1.
  The offer price for the Offer is $402.00 per share of Preferred Stock, plus accrued but unpaid dividends to, but not including, the Tender Settlement Date (as defined in the Offer to Purchase), net to you in cash, without interest thereon and subject to any withholding of taxes required by applicable law.

  2.
  The Offer is being made for all outstanding shares of Preferred Stock.

  3.
  Abbott and Alere are party to an Agreement and Plan of Merger, dated as of January 30, 2016, as amended on April 13, 2017 (the "Merger Agreement"), providing for, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, the acquisition of Alere by Abbott at a price of $51.00 per share of common stock in cash (the "Merger"), with Alere surviving the Merger as a wholly-owned subsidiary of Abbott. The Merger is not conditioned upon, or otherwise subject to, the completion of the Offer. The

    Offer, however, is conditioned upon the consummation of the Merger on the terms set forth in the Merger Agreement.

  4.
  On July 7, 2017, Alere's shareholders approved the Merger. However, the completion of the Merger remains subject to certain regulatory approvals and Abbott cannot provide any assurance that the Merger will be consummated on the terms set forth in the Merger Agreement or at all. This offer is being conducted solely by Abbott. As of the date hereof, the board of directors of Alere has expressed no opinion regarding the Offer to Purchase, the terms of the Offer or whether the Offer is advisable or unadvisable. Alere is not participating in the Offer.

  5.
  The Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on August 11, 2017 (the "Expiration Date"), unless the Offer is extended by the Purchaser or earlier terminated.

  6.
  There is no financing condition to the Offer. The Offer, and the obligation of the Purchaser to accept for payment and pay for shares of Preferred Stock tendered pursuant to the Offer, is conditioned on there being validly tendered (and not properly withdrawn) at the Expiration Date, that number of shares of Preferred Stock that equals at least a majority of the shares of Preferred Stock issued and outstanding at the Expiration Date. The Offer is also subject to the satisfaction of certain other conditions described in the Offer to Purchase, including, among other conditions, the consummation of the Merger in accordance with the terms of the Merger Agreement prior to, or concurrent with, the Expiration Date. The Offer is also subject to other conditions as described in Section 13, entitled "Conditions of the Offer," of the Offer to Purchase. In the event the Merger has not been consummated at or prior to the Expiration Date, the Purchaser expects to extend the Offer until such time as the Merger has been consummated.

  7.
  Tendering shareholders who are record owners of their Preferred Stock and who tender directly to American Stock Transfer & Trust Company, LLC (the "Depositary") will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of shares of Preferred Stock by the Purchaser pursuant to the Offer. See Section 14, entitled "Fees and Expenses," of the Offer to Purchase.

        If you wish to have us tender any or all of your Preferred Stock, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Preferred Stock, then all such Preferred Stock will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

        In all cases, payment for Preferred Stock accepted for payment in the Offer will be made only after timely receipt by the Depositary of (i) certificates representing the Preferred Stock (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3, entitled "Procedure for Tendering Shares of Preferred Stock," of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates representing the Preferred Stock or Book-Entry Confirmations with respect to the Preferred Stock are actually received by the Depositary.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Preferred Stock in any state in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such state. In those states where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such state to be designated by the Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Series B Convertible Perpetual Preferred Stock
of

Alere Inc.
at

$402.00 Net Per Share of Series B Convertible Perpetual Preferred Stock
Pursuant to the Offer to Purchase, dated as of July 17, 2017 by

Abbott Laboratories

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated as of July 17, 2017 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal," which, together with the Offer to Purchase, collectively constitute the "Offer"), in connection with the offer by Abbott Laboratories (the "Purchaser") to purchase all outstanding shares of Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (the "Preferred Stock") of Alere Inc., a Delaware corporation ("Alere"), at a purchase price of $402.00 per share of Preferred Stock (the "Offer Price"), plus accrued but unpaid dividends to, but not including, the Tender Settlement Date (as defined in the Offer to Purchase), net to the seller in cash, without interest thereon and subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to the Purchaser the number of shares of Preferred Stock indicated below or, if no number is indicated, all shares of Preferred Stock held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Preferred Stock submitted on my behalf will be determined by the Purchaser and such determination shall be final and binding.

Account Number:

Number of Shares of Preferred Stock Being Tendered Hereby*:

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:

Signature(s):

Name(s):
(Please Print)

Address:
(Include Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.